Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

K&F Growth Acquisition Corp. II

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid
	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right (“Share Right”) to receive one fifteenth (1/15) of one Class A ordinary share upon the consummation of an initial business combination)(2)	Rule 457(a)	28,750,000	$10.00	$287,500,000	$153.10 per $1,000,000	$44,016.25
	Equity	Class A ordinary shares included as part of the units(3)	Rule 457(g)	28,750,000	—	—	$153.10 per $1,000,000		(4)
	Equity	Share Rights included as part of the units(3)	Rule 457(g)	28,750,000	—	—	$153.10 per $1,000,000		(4)
	Equity	Class A ordinary shares underlying Share Rights included as part of the units(3)	Rule 457(g)	1,916,667	$10.00	$19,166,667	$153.10 per $1,000,000	$2,934.47
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$306,666,667		$46,950.72
	Total Fees Previously Paid							-
	Total Fee Offsets
	Net Fee Due
								$46,950.72

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2)	Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 3,750,000 Share Rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).